Exhibit 10.26

AMENDMENT NO. 1
TO STOCK PURCHASE AGREEMENT

AMENDMENT NO. 1 (this “Amendment”), dated as of August 31, 2006, to the STOCK PURCHASE AGREEMENT, dated as of May 17, 2002 (the “Stock Purchase Agreement “) by and among TRIMAS CORPORATION, a Delaware corporation, METALDYNE CORPORATION, a Delaware corporation, and HEARTLAND INDUSTRIAL PARTNERS, L.P. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Stock Purchase Agreement.

R E C I T A L S :

In consideration of the premises and mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A G R E E M E N T :

The parties agree as follows:

1.             Amendments to Section 1.01. (a) Section 1.01 of the Stock Purchase Agreement is hereby amended by deleting clause (x) of the definition of “Company Liabilities” and replacing such clause in its entirety with the following:

“(x)          all Liabilities of the Company or any Company Subsidiary not otherwise covered in the preceding clauses (i) through (ix) or in Section 9.01(c) or Section 9.02 and 42.01% of all other Liabilities not so covered that are not Liabilities of the Company or the Company Subsidiaries, including, without limitation, any Liabilities arising from events occurring prior to the Closing not associated or attributable to either the present or former business of the Company or the Company Subsidiaries, on the one hand, or the present or former business of Parent or any of its Subsidiaries, on the other.”

(b) Section 1.01 of the Stock Purchase Agreement is hereby amended by deleting clause (vi) of the definition of “Parent Liabilities” and replacing such clause in its entirety with the following:

“(vi)        all Liabilities not otherwise covered in the preceding clauses (i) through (v) or in Section 9.01(c) or Section 9.02 of Parent or any of its Subsidiaries (other than the Company or the Company Subsidiaries) and 57.99% of all other Liabilities not so covered that are not Liabilities of Parent or any of its Subsidiaries

(other than the Company or the Company Subsidiaries), including, without limitation, any Liabilities arising from events occurring prior to the Closing not associated or attributable to either the present or former business of the Company or the Company Subsidiaries, on the one hand, or the present or former business of Parent or any of its Subsidiaries (other than the Company or the Company Subsidiaries), on the other.”

2.             Amendment to Section 7.08(b). Section 7.08(b) of the Stock Purchase Agreement is hereby amended by deleting clause (iii) thereof and replacing such clause in its entirety with the following:

“(iii)        Allocable Taxes. To the extent that any income Taxes to which a Tax Return described in Section 7.08(a) relates are attributable to any income or gain resulting from any deferred intercompany transactions or pursuant to Treas. Reg. 1.1502-13 (and any predecessor, successor or similar provision) or any corresponding provision(s) of state law and to the Company or any of the Company Subsidiaries ceasing to be a member of a consolidated, combined or unitary group that includes Parent or any of its Affiliates (other than the Company or any of the Company Subsidiaries), those income Taxes shall be borne  57.99% by Parent and 42.01% by the Company. The procedures for payment by one party to the other provided in this Section 7.08(b) shall govern the payments of amounts determined under this Section 7.08(b)(iii).”

3.             Provisions of General Application; No Prejudice. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions to the Stock Purchase Agreement remain unaltered. The Stock Purchase Agreement and this Amendment shall be read and construed as one agreement. If any of the terms of this Amendment shall conflict in any respect with any of the terms of the Stock Purchase Agreement, the terms of this Amendment shall be controlling. This Amendment is without prejudice to any pending issues or disputes or unknown current situations as to which the amended language above relates.

4.             Counterparts; Effectiveness; Captions. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The captions of this Amendment are included for convenience of reference only, do not constitute a part hereof and shall be disregarded in the construction hereof. This Amendment shall become effective only upon the occurrence of the merger contemplated by the Agreement and Plan of Merger dated as of August 31, 2006 to which Metaldyne Corporation is a party.

5.             GOVERNING LAW. THE VALIDITY, CONSTRUCTION AND EFFECT OF THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND

ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

6.             Entire Agreement. This Amendment constitutes the full and entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between such parties in respect of such subject matter.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

TRIMAS CORPORATION

By:	/s/ Grant H. Beard
Name: Grant H. Beard
Title: President & CEO

HEARTLAND INDUSTRIAL PARTNERS, L.P.

By: Heartland Industrial Associates L.L.C.,
its General Partner

By:	/s/ Daniel P. Tredwell
Name: Daniel P. Tredwell
Title:

METALDYNE CORPORATION

By:	/s/ Logan G. Robinson
	Name:	Logan G. Robinson
	Title:	Executive Vice President
General Counsel, Secretary &
Government Relations